Exhibit 99.2

800 Boylston Street

Boston, MA 02199

AT THE COMPANY	AT FINANCIAL RELATIONS BOARD
Michael Walsh	Marilynn Meek – General Information
Senior Vice President, Finance	(212) 827-3773
(617) 236-3410

Arista Joyner

Investor Relations Manager

(617) 236-3343

BOSTON PROPERTIES, INC. ANNOUNCES

FIRST QUARTER 2008 RESULTS

Reports diluted FFO per share of $1.11                 Reports diluted EPS of $0.73

BOSTON, MA, April 29, 2008 – Boston Properties, Inc. (NYSE: BXP), a real estate investment trust, reported results today for the first quarter ended March 31, 2008.

Funds from Operations (FFO) for the quarter ended March 31, 2008 were $134.7 million, or $1.13 per share basic and $1.11 per share diluted. This compares to FFO for the quarter ended March 31, 2007 of $133.0 million, or $1.13 per share basic and $1.10 per share diluted. The weighted average number of basic and diluted shares outstanding totaled 119,535,586 and 122,482,731, respectively, for the quarter ended March 31, 2008 and 118,177,465 and 122,568,712, respectively, for the quarter ended March 31, 2007.

Net income available to common shareholders was $88.5 million for the quarter ended March 31, 2008, compared to $854.3 million for the quarter ended March 31, 2007. For the quarters ended March 31, 2008 and 2007, net income available to common shareholders includes $20.0 million and $781.1 million, respectively, of gains on sales of real estate. Net income available to common shareholders per share (EPS) for the quarter ended March 31, 2008 was $0.74 basic and $0.73 on a diluted basis. This compares to EPS for the first quarter of 2007 of $7.14 basic and $6.99 on a diluted basis. EPS includes $0.17 and $6.40, on a diluted basis, related to gains on sales of real estate and discontinued operations for the quarters ended March 31, 2008 and 2007, respectively. The gains on sales of real estate for the quarter ended March 31, 2007 primarily resulted from the sales of 5 Times Square and the Long Wharf Marriott hotel for gross sales prices of $1,280.0 million and $231.0 million, respectively.

The reported results are unaudited and there can be no assurance that the results will not vary from the final information for the quarter ended March 31, 2008. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

As of March 31, 2008, the Company’s portfolio consisted of 139 properties comprising approximately 43.9 million square feet, including 12 properties under construction totaling 3.6 million square feet and one hotel. The overall percentage of leased space for the 126 properties in service as of March 31, 2008 was 95.3%.

Significant events of the first quarter include:

•

On January 7, 2008, the Company transferred at cost Mountain View Research Park and Mountain View Technology Park to its Value-Added Fund for an aggregate of approximately $221.6 million. The Research Park properties are comprised of sixteen Class A office and office/technical properties aggregating approximately 601,000 net rentable square feet located in Mountain View, California. The Technology Park properties are comprised of seven office/technical properties aggregating approximately 135,000 net rentable square feet located in Mountain View, California. In consideration for the transfer, the Company received approximately $98.6 million of cash and a promissory note having a principal amount of $123.0 million. The note bears interest at a rate of 7% per annum and matures in October 2008, subject to extension at the option of the Value-Added Fund until April 2009. On March 27, 2008, the Value-Added Fund obtained third-party mortgage financing totaling $26.0 million collateralized by Mountain View Technology Park. The third-party mortgage financing bears interest at a variable rate equal to LIBOR plus 1.50% per annum and matures on March 27, 2011 with two, one-year extension options. The proceeds of the third-party mortgage financing were used to repay $23.0 million of the financing provided by the Company. The Company expects the Value-Added Fund to obtain third-party financing secured by the Research Park properties during the second quarter of 2008 and repay the remaining outstanding indebtedness on the Company’s loan to the Value-Added Fund.

•

On January 24, 2008, the Company’s Compensation Committee approved outperformance awards under the Second Amendment and Restatement of the Boston Properties, Inc. 1997 Stock Option and Incentive Plan to officers and employees of the Company. These awards utilize total return to shareholders (“TRS”) over a three-year measurement period as the performance metric and include two years of time-based vesting after the end of the performance measurement period (subject to acceleration in certain events) as a retention tool. Recipients of 2008 OPP Awards will share in an outperformance pool if the Company’s TRS, including both share appreciation and dividends, exceeds absolute and relative hurdles over a three-year measurement period from February 5, 2008 to February 5, 2011, based on the average closing price of a share of the Company’s common stock of $92.8240 for the five trading days prior to and including February 5, 2008. The aggregate reward that recipients of all 2008 outperformance awards can earn, as measured by the outperformance pool, is subject to a maximum cap of $110 million, although only awards for an aggregate of up to approximately $104.8 million have been granted to date and the balance remains available for future grants, with awards exceeding a potential reward of $1 million requiring the Compensation Committee’s approval. For purposes of Statement of Financial Accounting Standards (“SFAS”) No. 123(R) “Share-Based Payment,” the 2008 OPP Awards were valued at an aggregate of approximately $19.7 million, which amount will generally be amortized into earnings over the five-year plan period (although awards for retirement-eligible employees will be amortized over a three-year period) and has been reflected in the results for the first quarter of 2008 and the guidance provided below.

•

On January 29, 2008, the Wisconsin Place joint venture entity that owns and is developing the office component of the project (a joint venture entity in which the Company owns a 66.67% interest) obtained construction financing totaling $115.0 million collateralized by the office property. Wisconsin Place is a mixed-use development project consisting of office, retail and residential properties located in Chevy Chase, Maryland. The construction financing bears interest at a variable rate equal to LIBOR plus 1.25% per annum and matures on January 29, 2011 with two, one-year extension options.

•

On February 1, 2008, a joint venture in which the Company has a 50% interest placed in-service 505 9th Street, a 323,000 net rentable square foot Class A office property located in Washington, D.C. The property is 100% leased.

•

On February 1, 2008, the Company used available cash to repay the mortgage loan collateralized by its Reston Corporate Center property located in Reston, Virginia totaling approximately $20.5 million. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 6.56% per annum and was scheduled to mature on May 1, 2008.

•

On February 5, 2008, the Company executed a 60-year ground lease with The George Washington University for the redevelopment of a site at Pennsylvania Avenue and Washington Circle in the District of Columbia as a mixed-use project comprised of approximately 440,000 square feet of office, 84,000 square feet of retail and 328,000 square feet of residential space.

•	During the quarter ended March 31, 2008, the Company recognized lease termination income of approximately $4.0 million.

•

During the quarter ended March 31, 2008, the Company modified the estimated dates with respect to its anticipated financings under its interest rate hedging program. As a result, under SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted, the Company recognized a net derivative loss of approximately $3.8 million representing the partial ineffectiveness of its interest rate contracts. At March 31, 2008, the fair value of the interest rate contracts related to the effective portion totaling approximately $52.0 million is included in other liabilities and accumulated other comprehensive loss within the Company’s consolidated balance sheet. In addition, on April 1, 2008, the Company cash-settled at maturity nine of its treasury lock contracts with notional amounts aggregating $325.0 million and made cash payments to the counterparties totaling approximately $33.5 million.

•	During the quarter ended March 31, 2008, the Company recognized an expense related to the write-off of abandoned development project costs totaling approximately $1.4 million.

Transactions completed subsequent to March 31, 2008:

•

On April 1, 2008, the Company used available cash to repay the mortgage loan collateralized by its Prudential Center property located in Boston, Massachusetts totaling approximately $258.2 million. There was no prepayment penalty associated with the repayment. The mortgage loan bore interest at a fixed rate of 6.72% per annum and was scheduled to mature on July 1, 2008.

•

On April 14, 2008, the Company sold a parcel of land located in Washington, D.C. for approximately $33.7 million. The Company had previously entered into a development management agreement with the buyer to develop a Class A office property on the parcel totaling approximately 165,000 net rentable square feet.

•

On April 22, 2008, the Company executed a 15-year lease with Wellington Management Company, LLP for its development project located at 280 Congress Street (Russia Wharf) in Boston, Massachusetts. Wellington Management will occupy approximately 450,000 square feet out of the approximately 552,000 square feet of office space (82%) in this approximately 815,000 net rentable square foot mixed-use project. The lease is scheduled to commence in the spring of 2011.

EPS and FFO per Share Guidance:

The Company’s guidance for the second quarter and full year 2008 for EPS (diluted) and FFO per share (diluted) is set forth and reconciled below.

	Second Quarter 2008			Full Year 2008
	Low	-	High	Low	-	High
Projected EPS (diluted)	$0.65	-	$0.66	$2.67	-	$2.75
Add:
Projected Company Share of Real Estate Depreciation and Amortization	0.53	-	0.53	2.12	-	2.12
Less:
Projected Company Share of Gains on Sales of Real Estate	0.04	-	0.04	0.22	-	0.22

Projected FFO per Share (diluted)	$1.14	-	$1.15	$4.57	-	$4.65

The foregoing estimates reflect management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of the events referenced in this release and previously disclosed. The estimates do not include possible future gains or losses or the impact on operating results from other possible future property acquisitions, dispositions, financings or potential ineffectiveness of our interest rate hedges. EPS estimates may be subject to fluctuations as a result of several factors, including changes in the recognition of depreciation and amortization expense and any gains or losses associated with disposition activity. The Company is not able to assess at this time the potential impact of these factors on projected EPS. By definition, FFO does not include real estate-related depreciation and amortization or gains or losses associated with disposition activities. There can be no assurance that the Company’s actual results will not differ materially from the estimates set forth above.

On August 31, 2007, the Financial Accounting Standards Board (the “FASB”) issued proposed FASB Staff Position No. APB 14-a “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (the “proposed FSP”) that would require the liability and equity components of convertible debt instruments that may be settled in cash upon conversion (including partial cash settlement) to be separately accounted for in a manner that reflects the issuer’s nonconvertible debt borrowing rate. The proposed FSP would require that the initial debt proceeds from the sale of Boston Properties Limited Partnership’s (“BPLP”) $862.5 million of 2.875% exchangeable senior notes due 2037 and $450.0 million of 3.75% exchangeable senior notes due 2036 be allocated between a liability component and an equity component in a manner that reflects interest expense at the interest rate of similar nonconvertible debt. The resulting debt discount would be amortized over the period during which the debt is expected to be outstanding (i.e., through the first optional redemption dates) as additional non-cash interest expense. Based on the Company’s understanding of the application of the proposed FSP, this would result in an aggregate of approximately $0.13 - $0.14 per share (net of incremental capitalized interest) of additional non-cash interest expense for fiscal 2008. Excluding the impact of capitalized interest, the additional non-cash interest expense would be approximately $0.15 - $0.16 per share, and this amount (before netting) would increase in subsequent reporting periods through the first optional redemption dates as the debt accretes to its par value over the same period. At its March 26, 2008 meeting, the FASB reaffirmed the guidance in the proposed FSP and directed the staff to begin the balloting process for a final FSP, which is expected to be issued in its final form in May 2008. The guidance set forth in the table above does not include the potential impact of the proposed FSP.

Boston Properties will host a conference call on Wednesday, April 30, 2008 at 10:00 AM Eastern Time, open to the general public, to discuss the first quarter 2008 results, the 2008 projections and related assumptions, and other related matters that may be of interest to investors. The number to call for this interactive teleconference is (800) 218-8862 (Domestic) or (303) 262-2004 (International); no passcode required. A replay of the conference call will be available through May 7, 2008, by dialing (800) 405-2236 (Domestic) or (303) 590-3000 (International) and entering the passcode 11112060. There will also be a live audio webcast of the call which may be accessed on the Company’s website at www.bostonproperties.com in the Investor Relations section. Shortly after the call a replay of the webcast and a podcast will be available on the Company’s website, www.bostonproperties.com, in the Investor Relations section, and archived for up to twelve months following the call.

Additionally, a copy of Boston Properties’ first quarter 2008 “Supplemental Operating and Financial Data” and this press release are available in the Investor Relations section of the Company’s website at www.bostonproperties.com.

Boston Properties is a fully integrated, self-administered and self-managed real estate investment trust that develops, redevelops, acquires, manages, operates and owns a diverse portfolio of Class A office properties and one hotel. The Company is one of the largest owners and developers of Class A office properties in the United States, concentrated in five markets – Boston, Midtown Manhattan, Washington, D.C., San Francisco and Princeton, N.J.

This press release contains forward-looking statements within the meaning of the Federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond Boston Properties’ control and could materially affect actual results, performance or achievements. These factors include, without limitation, the ability to enter into new leases or renew leases on favorable terms, dependence on tenants’ financial condition, the uncertainties of real estate development, acquisition and disposition activity, the ability to effectively integrate acquisitions, the costs and availability of financing, the effectiveness of our interest rate hedging program, the effects of local economic and market conditions, the effects of acquisitions and dispositions (including possible impairment charges) on our operating results, the impact of newly adopted accounting principles on the Company’s accounting policies and on period-to-period comparisons of financial results, regulatory changes and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. Boston Properties does not undertake a duty to update or revise any forward-looking statement, including its guidance for the second quarter and full fiscal year 2008, whether as a result of new information, future events or otherwise.

Financial tables follow.

BOSTON PROPERTIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Three months ended March 31,
	2008	2007
	(in thousands, except for per share amounts) (unaudited)
Revenue
Rental:
Base rent	$281,394	$270,672
Recoveries from tenants	48,884	46,286
Parking and other	16,501	15,321

Total rental revenue	346,779	332,279
Hotel revenue	6,524	6,709
Development and management services	5,477	4,727
Interest and other	11,779	16,988

Total revenue	370,559	360,703

Expenses
Operating:
Rental	117,733	112,871
Hotel	5,897	6,014
General and administrative	19,588	16,808
Interest	67,839	73,926
Depreciation and amortization	74,671	69,772
Net derivative losses	3,788	—
Losses from early extinguishments of debt	—	722

Total expenses	289,516	280,113

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	81,043	80,590
Minority interests in property partnerships	(625)	—
Income from unconsolidated joint ventures	1,042	965

Income before minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	81,460	81,555
Minority interest in Operating Partnership	(13,024)	(10,928)

Income before gains on sales of real estate and discontinued operations	68,436	70,627
Gains on sales of real estate, net of minority interest	20,025	619,206

Income before discontinued operations	88,461	689,833
Discontinued operations:
Income from discontinued operations, net of minority interest	—	2,626
Gains on sales of real estate from discontinued operations, net of minority interest	—	161,848

Net income available to common shareholders	$88,461	$854,307

Basic earnings per common share:
Income available to common shareholders before discontinued operations	$0.74	$5.75
Discontinued operations, net of minority interest	—	1.39

Net income available to common shareholders	$0.74	$7.14

Weighted average number of common shares outstanding	119,536	118,177

Diluted earnings per common share:
Income available to common shareholders before discontinued operations	$0.73	$5.63
Discontinued operations, net of minority interest	—	1.36

Net income available to common shareholders	$0.73	$6.99

Weighted average number of common and common equivalent shares outstanding	121,022	120,647

BOSTON PROPERTIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31, 2008	December 31, 2007
	(in thousands, except for share amounts) (unaudited)
ASSETS
Real estate	$9,231,874	$9,077,528
Real estate held for sale, net	—	221,606
Construction in progress	619,165	700,762
Land held for future development	266,555	249,999
Less: accumulated depreciation	(1,589,686)	(1,531,707)

Total real estate	8,527,908	8,718,188
Cash and cash equivalents	794,643	1,506,921
Cash held in escrows	57,640	186,839
Marketable securities	23,404	22,584
Tenant and other receivables, net of allowance for doubtful accounts of $1,804 and $1,901, respectively	34,580	58,074
Note receivable	100,000	—
Accrued rental income, net of allowance of $1,426 and $829, respectively	313,011	300,594
Deferred charges, net	294,002	287,199
Prepaid expenses and other assets	51,357	30,566
Investments in unconsolidated joint ventures	152,942	81,672

Total assets	$10,349,487	$11,192,637

LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Mortgage notes payable	$2,760,620	$2,726,127
Unsecured senior notes, net of discount	1,472,027	1,471,913
Unsecured exchangeable senior notes, net of discount	1,295,185	1,294,126
Unsecured line of credit	—	—
Accounts payable and accrued expenses	128,769	145,692
Dividends and distributions payable	105,150	944,870
Accrued interest payable	47,355	54,487
Other liabilities	221,432	232,705

Total liabilities	6,030,538	6,869,920

Commitments and contingencies	—	—

Minority interests	679,404	653,892

Stockholders’ equity:
Excess stock, $.01 par value, 150,000,000 shares authorized, none issued or outstanding	—	—
Preferred stock, $.01 par value, 50,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.01 par value, 250,000,000 shares authorized, 119,747,970 and 119,581,385 shares issued and 119,669,070 and 119,502,485 shares outstanding in 2008 and 2007, respectively	1,197	1,195
Additional paid-in capital	3,292,751	3,305,219
Earnings in excess of dividends	401,410	394,324
Treasury common stock, at cost	(2,722)	(2,722)
Accumulated other comprehensive loss	(53,091)	(29,191)

Total stockholders’ equity	3,639,545	3,668,825

Total liabilities and stockholders’ equity	$10,349,487	$11,192,637

BOSTON PROPERTIES, INC.

FUNDS FROM OPERATIONS (1)

	Three months ended March 31,
	2008	2007
	(in thousands, except for per share amounts) (unaudited)
Net income available to common shareholders	$88,461	$854,307
Add:
Minority interest in Operating Partnership	13,024	10,928
Minority interests in property partnerships	625	—
Less:
Income from unconsolidated joint ventures	1,042	965
Gains on sales of real estate, net of minority interest	20,025	619,206
Income from discontinued operations, net of minority interest	—	2,626
Gains on sales of real estate from discontinued operations, net of minority interest	—	161,848

Income before minority interests in property partnerships, income from unconsolidated joint ventures, minority interest in Operating Partnership, gains on sales of real estate and discontinued operations	81,043	80,590
Add:
Real estate depreciation and amortization (2)	77,619	72,870
Income from discontinued operations	—	3,086
Income from unconsolidated joint ventures	1,042	965
Less:
Minority interests in property partnerships’ share of funds from operations	1,111	—
Preferred distributions (3)	905	1,202

Funds from operations (FFO)	157,688	156,309
Less:
Minority interest in the Operating Partnership’s share of funds from operations	22,965	23,298

Funds from operations available to common shareholders	$134,723	$133,011

Our percentage share of funds from operations - basic	85.44%	85.10%

Weighted average shares outstanding - basic	119,536	118,177

FFO per share basic	$1.13	$1.13

Weighted average shares outstanding - diluted	122,483	122,569

FFO per share diluted	$1.11	$1.10

(1)	Pursuant to the revised definition of Funds from Operations adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), we calculate Funds from Operations, or “FFO,” by adjusting net income (loss) (computed in accordance with GAAP, including non-recurring items) for gains (or losses) from sales of properties, real estate related depreciation and amortization, and after adjustment for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure. The use of FFO, combined with the required primary GAAP presentations, has been fundamentally beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. Management generally considers FFO to be a useful measure for reviewing our comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO can help one compare the operating performance of a company’s real estate between periods or as compared to different companies. Our computation of FFO may not be comparable to FFO reported by other REITs or real estate companies that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently.

FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indication of our performance. FFO does not represent cash generated from operating activities determined in accordance with GAAP, and is not a measure of liquidity or an indicator of our ability to make cash distributions. We believe that to further understand our performance, FFO should be compared with our reported net income and considered in addition to cash flows in accordance with GAAP, as presented in our consolidated financial statements.

(2)	Real estate depreciation and amortization consists of depreciation and amortization from the Consolidated Statements of Operations of $74,671 and $69,772, our share of unconsolidated joint venture real estate depreciation and amortization of $3,263 and $2,099 and depreciation and amortization from discontinued operations of $0 and $1,314, less corporate-related depreciation and amortization of $315 and $315 for the three months ended March 31, 2008 and 2007, respectively.

(3)	Excludes an adjustment of approximately $3.1 million for the three months ended March 31, 2007 to the income allocated to the holders of Series Two Preferred Units to account for their right to participate on an as-converted basis in the special dividend that followed previously completed sales of real estate.

BOSTON PROPERTIES, INC.

PORTFOLIO LEASING PERCENTAGES

	% Leased by Location
	March 31, 2008	December 31, 2007
Greater Boston	93.0%	93.3%
Greater Washington, D.C.	98.2%	99.1%
Midtown Manhattan	99.8%	99.5%
Princeton/East Brunswick, NJ	83.2%	83.3%
Greater San Francisco	94.9%	91.1%

Total Portfolio	95.3%	94.9%

	% Leased by Type
	March 31, 2008	December 31, 2007
Class A Office Portfolio	96.0%	95.4%
Office/Technical Portfolio	81.9%	86.1%

Total Portfolio	95.3%	94.9%